Exhibit 99.1
NEWS RELEASE

Ocean Power Technologies Announces the Successful North Sea
Deployment of the PB3 PowerBuoy® for Premier Oil

Monroe Township, N.J., August 22, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, announced the successful deployment of a PB3 PowerBuoy® in the North Sea for its customer Premier Oil (“Premier”).

This latest deployment of a PB3 PowerBuoy® will serve Premier as an autonomous intelligent platform to provide communications and remote monitoring services at Premier’s Huntington field in the central North Sea. During the deployment, Premier will demonstrate the PB3 PowerBuoy® capabilities, its ability to monitor the local environment and alert ships of the field’s safety zone as a potential solution to help with their future decommissioning related operations.

This deployment begins a nine months lease, subject to meeting a number of acceptance criteria in the first three months. The lease also includes an option to extend the initial nine-month lease, as well as a purchase option. The project is backed by the Aberdeen-based Oil & Gas Technology Centre, which has provided co-funding, support and technical input to the monitoring requirements for the buoy.

Paul Williams, UK Business Unit Manager at Premier commented, “We are excited to be trialing the PB3 PowerBuoy® at our operated Huntington field. This is a great opportunity to prove new technology which will enable us to minimise the environmental impact of our decommissioning programmes, whilst maintaining flexibility to deliver maximum economic recovery from our fields. Assuming success, we will look at the potential to deploy this technology on other assets and for different purposes, both in the UK and further afield.”

George H. Kirby, President and Chief Executive Officer of Ocean Power Technologies, commented, “We are excited to be supporting Premier in their decommissioning activities with our PB3 PowerBuoy®, which delivers a reliable autonomous solution for surveillance and monitoring. This deployment is the culmination of the tremendous effort and dedication of the entire OPT team in close collaboration with Premier. The process of deployment went very smoothly, with the PB3 PowerBuoy® reaching its destination on schedule and at full operational readiness. We look forward to demonstrating the superior operational effectiveness of the PB3 PowerBuoy® to the world, demonstrating that the PB3 PowerBuoy® can become the preferred solution for topside surveillance during decommissioning, and subsea well monitoring.”

About Premier Oil

Premier is an international oil and gas exploration and production company. The company’s strategy is to grow shareholder value by investing in high quality production and development opportunities while maintaining exposure to upside value from successful exploration within a strict capital discipline framework. We seek to maintain the highest standards of corporate responsibility. To learn more, visit www.premier-oil.com.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® and the near-term availability of its hybrid PowerBuoy® and Subsea Battery Solution, along with its Innovation and Support Services provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Matthew Abenante, IRC

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Ocean Power Technologies, Inc.